Exhibit 99.1

Offerpad Announces Q4 and FY 2025 Financial Results

Four-Solution Platform and Capital Discipline Position Company for Scaled 2026 Growth

TEMPE, Ariz. – February 23, 2026 – Offerpad (NYSE: OPAD), a real estate solutions company built to provide sellers and partners with multiple ways to transact, today reported financial results for the fourth quarter ended December 31, 2025.

During the quarter, Offerpad generated $114.1 million in revenue and sold 312 homes. Results reflect continued execution within a disciplined operating model built to perform in a constrained housing environment defined by affordability pressures, aging housing stock, and limited seller liquidity.

“In 2025, we evolved into a fully integrated, four-solution platform,” said Brian Bair, Chairman and Chief Executive Officer of Offerpad. “That evolution reflects how sellers engage today. They want options, clarity, and flexibility. By expanding our platform and strengthening our operating framework, we have positioned the Company to scale more consistently and support our objective of exiting 2026 at approximately 1,000 transactions per quarter.”

Offerpad operates in four solutions with distinct economics and capital intensity, allowing the Company to allocate capital transaction-by-transaction in order to maximize returns and increase conversion:

•
Cash Offer is the foundation of the platform, providing pricing certainty to sellers while operating within defined risk, margin, and hold-period guardrails.
•
Cash Offer Marketplace, including Direct+ partners, expands external buyer demand beyond Offerpad's balance sheet by routing homes to a diversified network of professional capital providers, including short-term value-add investors, regional operators, and structured capital buyers, without Offerpad deploying principal capital. This increases bid depth and execution certainty while generating fee-based revenue.
•
Brokerage Services, including HomePro, Agent Partnership, and the Homebuilder Program, ensure sellers are guided to the right solution while improving retention and conversion across the platform. In 2025, approximately one-third of requests originated through agents who bring their sellers to Offerpad first, positioning the Company as a solutions center for both sellers and real estate professionals.
•
Renovate is a fee-based B2B services business generating 20% to 30% margins. It produced $27 million in revenue in 2025, up approximately 50% year over year, and supports both internal execution and Direct+ partner performance.

“We enter 2026 with a structurally lower cost base, improved capital flexibility, and multiple monetization pathways,” said Peter Knag, Chief Financial Officer of Offerpad. “That combination allows incremental volume to translate more directly into margin improvement as activity progresses within our operating framework.”

Looking Ahead

Offerpad's objective is to exit 2026 at a run-rate of approximately 1,000 home transactions per quarter across Cash Offer, Cash Offer Marketplace, and Brokerage Services, excluding Renovate.

For the first quarter of 2026, Offerpad expects revenue in the range of $70 million to $95 million, with 250-300 real estate transactions, and anticipates Adjusted EBITDA to improve sequentially, reaching EBITDA positive before the end of the year.

For additional information, please refer to Offerpad’s full financial results available at investor.offerpad.com.

Q4 2025 Financial Results (quarter over quarter)

	Q4 2025	Q3 2025	Percentage Change
Homes acquired	110	203	(46%)
Homes sold	312	367	(15%)
Revenue	$114.1M	$132.7M	(14%)
Gross profit	$8.0M	$9.3M	(14%)
Net loss	($8.8M)	($11.6M)	24%
Adjusted EBITDA	($6.9M)	($4.6M)	(50%)
Diluted net loss per share	($0.24)	($0.37)	35%
Gross profit per home sold	$25,700	$25,400	1%
Contribution profit after interest per home sold	$2,700	$8,200	(67%)
Cash and cash equivalents	$26.5M	$31.0M	(15%)

Q4 2025 Financial Results (year over year)

	Q4 2025	Q4 2024	Percentage Change
Homes acquired	110	384	(71%)
Homes sold	312	503	(38%)
Revenue	$114.1M	$174.3M	(35%)
Gross profit	$8.0M	$10.6M	(24%)
Net loss	($8.8M)	($17.3M)	49%
Adjusted EBITDA	($6.9M)	($11.5M)	40%
Diluted net loss per share	($0.24)	($0.63)	62%
Gross profit per home sold	$25,700	$21,100	22%
Contribution profit after interest per home sold	$2,700	$5,500	(51%)
Cash and cash equivalents	$26.5M	$43.0M	(38%)

Additional information regarding Offerpad’s fourth quarter of 2025 financial results and management commentary can be found by accessing the Company’s Quarterly Shareholder presentation on the Offerpad investor relations website.

First Quarter 2026 Outlook

Offerpad is providing its first quarter outlook for 2026 as follows:

Q1 2026 Outlook
Homes sold/Real estate transactions[1]	250 to 300
Revenue	$70M to $95M
Adjusted EBITDA[2]	Improve Sequentially

1 Represents the total number of closed RE transactions including Cash Offer Homes sold, Cash Marketplace transactions, and HomePro listings closing.

2 See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Brian Bair, Chairman and CEO, and Peter Knag, CFO, will host a conference call and accompanying webcast on February 23, 2026, at 4:30 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website. Those interested can register here. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad Solutions Inc. (NYSE: OPAD) is a real estate solutions company focused on giving homeowners more control, flexibility, and choice when buying and selling a home. Offerpad provides Cash Offers, Agent listing services, access to additional cash buyers through marketplace-enabled capabilities, and renovation services that support both internal transactions and third-party partners.

Founded in 2015, the Company combines proprietary technology with local real estate expertise to simplify the home sale process and reduce friction across the transaction lifecycle, helping customers move forward with speed, transparency, and confidence. Learn more at www.offerpad.com.

#OPAD_IR

Contact:

Investors & Media

Cortney Read

VP, Investor Relations & Communications

Investors@offerpad.com or Press@offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including transactions across Cash Offer, Cash Offer Marketplace and Brokerage Services, revenue, and Adjusted EBITDA, and expectations regarding market conditions, contribution margin, profitability, transaction volume, and growth are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; real estate inventory; Offerpad’s ability to successfully launch, market to customers, manage or expand its products and services; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to grow effectively; Offerpad’s ability to achieve and maintain profitability in the future; Offerpad’s underwriting process, ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to manage, develop and refine its technology platform; and the success of strategic relationships with third parties; Offerpad’s ability to regain compliance with New York Stock Exchange (“NYSE”) Rule 802.01B, or failure to comply with other NYSE continued listing rules. These and other important factors discussed under the caption "Risk Factors" in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission on or about February 24, 2026, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,
(in thousands, except per share data) (Unaudited)	2025	2024
Revenue	$114,118	$174,272
Cost of revenue	106,107	163,683
Gross profit	8,011	10,589
Operating expenses:
Sales, marketing and operating	8,678	13,545
General and administrative	6,051	9,874
Technology and development	611	840
Total operating expenses	15,340	24,259
Loss from operations	(7,329)	(13,670)
Other income (expense):
Change in fair value of warrant liabilities	785	(109)
Interest expense	(2,570)	(4,084)
Other income, net	288	476
Total other expense	(1,497)	(3,717)
Loss before income taxes	(8,826)	(17,387)
Income tax benefit	6	62
Net loss	$(8,820)	$(17,325)
Net loss per share, basic	$(0.24)	$(0.63)
Net loss per share, diluted	$(0.24)	$(0.63)
Weighted average common shares outstanding, basic	37,224	27,478
Weighted average common shares outstanding, diluted	37,224	27,478

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	As of December 31,
(in thousands, except par value per share) (Unaudited)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$26,543	$43,018
Restricted cash	1,627	30,608
Accounts receivable	7,938	3,848
Real estate inventory	93,793	214,174
Prepaid expenses and other current assets	1,792	2,564
Total current assets	131,693	294,212
Property and equipment, net	14,673	9,127
Other non-current assets	8,405	9,714
TOTAL ASSETS	$154,771	$313,053
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,667	$1,922
Accrued and other current liabilities	8,698	11,804
Secured credit facilities and other debt, net	75,494	195,378
Secured credit facilities with a related party, net	2,582	41,861
Warrant liabilities	361	—
Total current liabilities	88,802	250,965
Revolving credit facility, net	14,650	—
Warrant liabilities	—	231
Other long-term liabilities	13,100	14,204
Total liabilities	116,552	265,400
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 37,211 and 27,379 shares issued and outstanding as of December 31, 2025 and 2024, respectively	4	3
Additional paid in capital	544,645	507,696
Accumulated deficit	(506,430)	(460,046)
Total stockholders’ equity	38,219	47,653
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$154,771	$313,053

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
($ in thousands) (Unaudited)	2025	2024
Cash flows from operating activities:
Net loss	$(46,384)	$(62,159)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	979	611
Amortization of debt financing costs	815	1,786
Real estate inventory valuation adjustment	5,349	4,472
Stock-based compensation	2,828	8,080
Change in fair value of warrant liabilities	130	(240)
Loss on disposal of property and equipment	162	105
Changes in operating assets and liabilities:
Accounts receivable	(4,090)	6,087
Real estate inventory	109,405	57,854
Prepaid expenses and other assets	2,081	4,452
Accounts payable	(255)	(3,024)
Accrued and other liabilities	(4,210)	2,809
Net cash provided by operating activities	66,810	20,833
Cash flows from investing activities:
Purchases of property and equipment	(1,079)	(5,408)
Proceeds from sale of property and equipment	19	82
Net cash used in investing activities	(1,060)	(5,326)
Cash flows from financing activities:
Borrowings from secured credit facilities and other debt	416,591	807,926
Repayments of secured credit facilities and other debt	(576,226)	(829,461)
Payment of debt financing costs	(693)	(236)
Borrowings on revolving credit facility	15,000	—
Proceeds from July 2025 Offering	6,000	—
Issuance costs of July 2025 Offering	(839)	—
Proceeds from Sale Agreement offering	30,261	—
Issuance costs of Sale Agreement offering	(1,265)	—
Proceeds from exercise of stock options	168	33
Payments for taxes related to stock-based awards	(203)	(77)
Net cash used in financing activities	(111,206)	(21,815)
Net change in cash, cash equivalents and restricted cash	(45,456)	(6,308)
Cash, cash equivalents and restricted cash, beginning of period	73,626	79,934
Cash, cash equivalents and restricted cash, end of period	$28,170	$73,626
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$26,543	$43,018
Restricted cash	1,627	30,608
Total cash, cash equivalents and restricted cash	$28,170	$73,626
Supplemental disclosure of cash flow information:
Cash payments for interest	$16,854	$24,464
Cash payments for taxes, net of refunds received	$385	$262
Supplemental disclosure of non-cash investing and financing activities:
Transfer of real estate inventory to property and equipment, net	$5,627	$—

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities and other senior secured debt) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt are secured by their homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s Gross Profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages and homes sold, unaudited)	December 31, 2025	September 30, 2025	December 31, 2024
Gross profit (GAAP)	$8,011	$9,336	$10,589
Gross margin	7.0%	7.0%	6.1%
Homes sold	312	367	503
Gross profit per home sold	$25.7	$25.4	$21.1
Adjustments:
Real estate inventory valuation adjustment - current period (1)	548	2,005	2,457
Real estate inventory valuation adjustment - prior period (2)	(1,851)	(1,056)	(592)
Interest expense capitalized (3)	902	951	1,315
Adjusted gross profit	$7,610	$11,236	$13,769
Adjusted gross margin	6.7%	8.5%	7.9%
Adjustments:
Direct selling costs (4)	(2,831)	(3,471)	(5,011)
Holding costs on sales - current period (5)(6)	(335)	(436)	(511)
Holding costs on sales - prior period (5)(7)	(481)	(435)	(556)
Other income, net (8)	288	151	476
Contribution profit	$4,251	$7,045	$8,167
Contribution margin	3.7%	5.3%	4.7%
Homes sold	312	367	503
Contribution profit per home sold	$13.6	$19.2	$16.2
Adjustments:
Interest expense capitalized (3)	(902)	(951)	(1,315)
Interest expense on homes sold - current period (9)	(609)	(1,252)	(1,481)
Interest expense on homes sold - prior period (10)	(1,887)	(1,823)	(2,629)
Contribution profit after interest	$853	$3,019	$2,742
Contribution margin after interest	0.7%	2.3%	1.6%
Homes sold	312	367	503
Contribution profit after interest per home sold	$2.7	$8.2	$5.5

(1)
Real estate inventory valuation adjustment – current period is the real estate inventory valuation adjustments recorded during the period presented associated with homes that remain in real estate inventory at period end
(2)
Real estate inventory valuation adjustment – prior period is the real estate inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)
Interest expense capitalized represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.
(4)
Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)
Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)
Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)
Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.

(8)
Other income, net principally represents interest income earned on our cash and cash equivalents.
(9)
Represents interest expense under our senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)
Represents interest expense under our senior and mezzanine secured credit facilities and other senior secured debt incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, unaudited)	December 31, 2025	September 30, 2025	December 31, 2024
Net loss (GAAP)	$(8,820)	$(11,604)	$(17,325)
Net loss margin	(7.7%)	(8.7%)	(9.9%)
Change in fair value of warrant liabilities	(785)	987	109
Adjusted net loss	$(9,605)	$(10,617)	$(17,216)
Adjusted net loss margin	(8.4%)	(8.0%)	(9.9%)
Adjustments:
Interest expense	2,570	3,646	4,084
Amortization of capitalized interest (1)	902	951	1,315
Income tax (benefit) expense	(6)	380	(62)
Depreciation and amortization	267	253	147
Amortization of stock-based compensation	(1,026)	815	249
Adjusted EBITDA	$(6,898)	$(4,572)	$(11,483)
Adjusted EBITDA margin	(6.0%)	(3.4%)	(6.6%)

(1)
Amortization of capitalized interest represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.